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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-36415, 33-9383, 2-83732, 2-77309 and 2-64222) of
Ducommun Incorporated of our report dated February 20, 1996 appearing on page 25 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 17 of this Form 10-K.



Price Waterhouse LLP

Los Angeles, California
March 13, 1996

                                  Exhibit 23.1